UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Stock Yards Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

April 13, 2023

Dear Stock Yards Bancorp shareholder:

The Annual Meeting of Stock Yards Bancorp, Inc. will be held on Thursday, April 27, 2023, two weeks from today. To date, we have not received your proxy vote.

There are several proposals on the ballot, including the election of 13 directors, ratification of auditors, an advisory vote on executive compensation and the frequency of the advisory vote on executive compensation.

Your vote is important regardless of the number of shares you own. Please take the time to vote your proxy today by following the instructions provided on the enclosed voting instruction form. We encourage you to vote via the Internet or telephone to ensure your vote is received in a timely manner.

If you have any questions or need assistance with your vote, please contact Laurel Hill Advisory Group, our proxy solicitor, at 888-742-1305.

Thank you for your continued investment in Stock Yards Bancorp, Inc.

Sincerely,

James A. Hillebrand Chairman and Chief Executive Officer